Exhibit 99.1

                                                        Contact:
                                                        -------
                                                        Susan Hickey
                                                        NetRatings, Inc.
                                                        212-703-5909
                                                        shickey@netratings.com


           NETRATINGS ANNOUNCES SECOND QUARTER 2003 FINANCIAL RESULTS

     New York, July 31, 2003 - NetRatings, Inc. (NASDAQ: NTRT), the global standard for Internet audience measurement and analysis, today announced financial results for the second quarter ended June 30, 2003. Revenues for the second quarter were $10.2 million, a 40 percent increase over revenues of $7.3 million in the second quarter of 2002, and a 13 percent increase over first quarter 2003 revenues of $9.0 million.

     In accordance with generally accepted accounting principles (GAAP), net loss for the second quarter was $6.1 million, or $0.18 per share, on approximately 33.7 million shares. This compares with a net loss of $6.5 million, or $0.20 per share, in the second quarter of 2002, on approximately
32.6 million shares.

     On a non-GAAP basis, pro forma net loss for the second quarter, which excludes amortization of intangibles and stock-based compensation, was $2.9 million, or $0.09 per share. This compares with a pro forma net loss in the second quarter of 2002 of $3.3 million or $0.10 per share. A complete reconciliation of GAAP results to pro forma results may be found in the accompanying financial tables and footnote.

     Cash, cash equivalents and short-term investments at the end of the second quarter were $234 million, compared to $237 million at the end of the first quarter of 2003.

                                    - more -

     "Our strong second quarter results reflect solid execution of our strategy, combined with improving general economic conditions and increased optimism related to the Internet," said William Pulver, president and chief executive officer of NetRatings. "We grew our client base and signed or renewed contracts with leading companies including Anheuser-Busch Media Group, Cingular Wireless, CompUSA, eBay, The Gap, General Mills, JPMorgan Chase, Tribune Interactive, Wieden+Kennedy and Wells Fargo."

     With a quarterly renewal rate of 72 percent, NetRatings ended the second quarter with 682 clients, up from 661 at the end of the first quarter.

     Mr. Pulver continued, "With our recent acquisition of NetCrawling, we are the only company to offer online advertising intelligence in 12 countries, covering more than 80 percent of global Internet advertising. And as we build out our MegaPanel capability, we are creating a unique global portfolio of Internet media and market research products. With encouraging signals from the marketplace, we are pleased to have the financial strength to make strategic investments that ensure our long-term success in an industry poised for growth."

Guidance

     Going forward, NetRatings will provide guidance in accordance with GAAP as well as non-GAAP EBITDA guidance. The EBITDA measure reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation. Management uses this measure internally to evaluate the company's performance and believes it to be a consistent and comparable measure of the company's performance on an operating cash flow basis. NetRatings believes that the EBITDA measure is a more appropriate measure of the operating cash flow performance of the company, compared to the pro forma measure provided in the past. For the third quarter ending Sept. 30, 2003, NetRatings is projecting the following:

     -    Revenue is expected to be between $9.8 million and $10.2 million

     -    Gross margin is expected to be between 49 percent and 51 percent

     - Operating expenses are expected to be between $12.8 million and $13.4 million

     - Net loss per share on a GAAP basis is expected to be between $0.19 and $0.21

     -    EBITDA loss per share is expected to be between $0.11 and $0.13

                                    - more -



For the full year 2003, NetRatings is reiterating previous guidance and now including full year non-GAAP EBITDA guidance:

     -    Revenue is expected to be between $37 million and $39 million

     -    Gross margin is expected to be between 50 percent and 53 percent

     - Operating expenses are expected to be between $49 million and $51 million

     - Net loss per share on a GAAP basis is expected to be between $0.70 and $0.80

     -    EBITDA loss per share is expected to be between $0.41 and $0.51

Second Quarter 2003 Conference Call

Today at 4:30 p.m. ET, NetRatings management will host a conference call and Webcast to discuss its second quarter 2003 results and outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.netratings.com to listen to the conference call via live Webcast.

About NetRatings

NetRatings, Inc. (Nasdaq: NTRT) is the provider of the Nielsen//NetRatings services, which set the global standard for Internet audience measurement and analysis. Nielsen//NetRatings enables its customers to make informed business-critical decisions regarding their Internet strategies with its technology driven products and services, which include the Nielsen//NetRatings NetView Internet audience measurement service, AdRelevance online advertising intelligence, @Plan Web user lifestyle, demographic and product brand preferences data, and WebRF, an Internet reach and frequency planning tool, and custom data, research and analysis. For more information, please visit www.nielsen-netratings.com.

Safe Harbor Statement

This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expressed in any such forward-looking statements. Information about potential factors that may affect NetRatings' business and financial results is included in its annual report on Form 10-K for the fiscal year ended December 31, 2002 and its quarterly reports on Form 10-Q, including, without limitation, under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors That May Affect Our Performance." Each of these documents is on file with the SEC and is available free of charge. Readers of this press release are referred to such filings. The forward-looking statements herein speak only as of the date of this press release. NetRatings does not undertake to update any forward-looking statement that may be made from time to time by it or on behalf of NetRatings.


                                    - more -

NetRatings, Inc.
Statements of Operations
(in thousands, except per share data)


                                                        Three Months Ended         Six Months Ended
                                                             June 30,                   June 30,
                                                        2003         2002          2003         2002
                                                     ---------    ---------     ---------     ---------
Revenue                                              $ 10,201     $  7,283      $ 19,222      $ 11,596

Cost of revenue                                         5,191        3,856         9,399         6,528

                                                     ---------    ---------     ---------     ---------
Gross profit                                            5,010        3,427         9,823         5,068
                                                     ---------    ---------     ---------     ---------

Operating expenses:
            Research and development                    2,480        1,999         4,603         3,399
            Sales and marketing                         4,260        3,598         7,981         6,371
            General and administrative                  2,423        1,862         4,649         3,054
            Restructuring and other expenses                -            -             -         6,969
            Acquisition-related expenses                    -            -             -         3,033
            Amortization of intangibles                   970          610         1,959           610
            Amortization of stock-based
            compensation                                2,276        2,552         4,553         4,872
                                                     ---------    ---------     ---------     ---------
                 Total operating expenses              12,409       10,621        23,745        28,308
                                                     ---------    ---------     ---------     ---------
Loss from operations                                   (7,399)      (7,194)      (13,922)      (23,240)

Gain(loss) on joint ventures                                1       (1,184)          (49)       (2,111)
Interest income, net                                    1,169        1,888         2,509         4,218
Minority interest                                          96           -            144            -
                                                     ---------    ---------     ---------     ---------
Net loss                                             $ (6,133)    $ (6,490)      $11,318)     $(21,133)
                                                     =========    =========     =========     =========

Basic and diluted
net loss per share                                   $  (0.18)    $  (0.20)     $  (0.34)     $  (0.65)
                                                     =========    =========     =========     =========


Shares used to compute basic and diluted

net loss per share                                     33,728       32,635        33,685        32,765
                                                     =========    =========     =========     =========

Pro forma net loss (1)
------------------
Net loss                                             $ (6,133)    $ (6,490)     $(11,318)     $(21,133)
Less:
      Restructuring and other expenses                     -            -             -          6,969
      Acquisition-related expenses                         -            -             -          3,033
      Amortization of intangibles                         970          610         1,959           610
      Amortization of stock-based compensation          2,276        2,552         4,553         4,872
                                                     ---------    ---------     ---------     ---------
      Pro forma net loss                             $ (2,887)    $ (3,328)     $ (4,806)     $ (5,649)
                                                     ---------    ---------     ---------     ---------

Pro forma net loss per share                         $  (0.09)    $  (0.10)     $  (0.14)     $  (0.17)
                                                     =========    =========     =========     =========

                                           more


EBITDA (2)
----------
Net loss                                               (6,133)      (6,490)      (11,318)      (21,133)
Less:

     Interest income, net                              (1,169)      (1,888)       (2,509)       (4,218)
     Depreciation                                         622          473         1,090           822
     Amortization of intangibles                          970          610          1,959          610
     Amortization of stock-based compensation           2,276        2,552         4,553         4,872
                                                     ---------    ---------     ---------     ---------
     EBITDA                                            (3,434)      (4,743)       (6,225)      (19,047)
                                                     ---------    ---------     ---------     ---------
EBITDA loss per share                                $  (0.10)    $  (0.15)     $  (0.18)     $  (0.58)
                                                     =========    =========     =========     =========


(1) Pro forma net loss information excludes restructuring and other expenses, acquisition-related expenses, amortization of intangibles and stock-based compensation. Management uses this measure internally to evaluate the company's performance and manage its ongoing operations. As we have done historically, NetRatings has provided these non-GAAP results to the investment community, as we believe they provide consistent and comparable measures to help investors understand our current and future operating results. NetRatings excludes amortization of intangibles and stock-based compensation from pro forma results as they are non-cash charges not directly related to operations and have been historically excluded from our pro forma results. Restructuring and other expenses and acquisition-related expenses are excluded from pro forma results as they are separate from the ongoing operations of the company. Pro forma data is provided as a complement to results provided in accordance with GAAP, and should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. In future periods, NetRatings will report results in accordance with GAAP and an EBITDA measure (described in footnote 2 below) and will no longer provide pro forma net loss results as outlined herein.

(2) EBITDA reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation. Management uses this measure internally to evaluate the company's performance. In future quarters, NetRatings will provide results, guidance and associated reconciliation of this non-GAAP measure to the investment community, as we believe it provides consistent and comparable measures to help investors understand our current and future operating cash flow performance. Interest income/expense is excluded as it is not related to our operating performance. Depreciation expenses are non-cash charges. NetRatings excludes amortization of intangibles and stock-based compensation as they are non-cash charges not directly related to operations. EBITDA data is provided as a complement to results provided in accordance with GAAP, and should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Reconciliation of net loss per share to EBITDA per share for third quarter and full year 2003 guidance

                                Three months ending              Year ending
                                   Sept. 30, 2003               Dec. 31, 2003
                                   --------------               -------------
Net loss                         $ (0.19)     $ (0.21)     $ (0.70)   $  (0.80)
Less:
  Interest income, net             (0.04)       (0.03)       (0.14)      (0.14)
  Depreciation                      0.02         0.01         0.05        0.05
  Amortization of intangibles       0.03         0.03         0.11        0.11
  Amortization of stock-based
   compensation                     0.07         0.07         0.27        0.27
                                 -------      -------      -------    --------

EBITDA loss per share
 guidance range                  $ (0.11)     $ (0.13)     $ (0.41)   $  (0.51)
                                 =======      =======      =======    ========
                                    - more -

NetRatings, Inc.
Balance Sheets
(in thousands)


ASSETS
                                         June 30,        December 31,
                                           2003             2002
                                        -----------     -----------
Current assets
Cash, cash equivalents
 & short term investments               $   233,676     $   241,411
Accounts receivable                           8,367           7,721
Other current assets                          4,436           3,878
                                        -----------     -----------
 Total current assets                       246,479         253,010

Property and equipment                        3,787           2,994
Intangibles                                  18,728          21,684
Goodwill                                     53,778          51,298
Other assets                                    682           2,659
                                        -----------     -----------
 Total assets                           $   323,454     $   331,645
                                        ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable & accrued expenses     $    23,669     $    23,157
Deferred revenue                             11,157          11,202
Restructuring liabilities                     3,272           6,604
                                        -----------     -----------
 Total liabilities                           38,098          40,963

Minority interest                             2,188           2,016

Stockholders' equity                        283,168         288,666
                                        -----------     -----------
 Total liabilities and
  stockholders' equity                  $   323,454     $   331,645
                                        ===========     ===========

                                      ###